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Exhibit 10.16

Execution Version

LICENSE AGREEMENT

        This License Agreement is made as of the 12th day of December, 2004 (the "Effective Date"), by and between Accuray Incorporated, a California corporation ("Licensor"), and American Science and Engineering, Inc., a Massachusetts corporation ("Licensee"). Licensee and Licensor are each sometimes referred to herein as a "Party" and collectively as the "Parties."

Background

        Licensor and Licensee are also parties to an Asset Purchase Agreement dated December 12, 2004 ("Asset Purchase Agreement"). Under the Asset Purchase Agreement, Licensor is purchasing the Acquired Assets (as defined therein) from the Licensee, including the Intellectual Property (as defined therein, including without limitation, the Division Documentation pertaining to the Intellectual Property).

        To allow Licensee to use the Intellectual Property in various lines of business, Licensee desires to obtain a license from Licensor of the Intellectual Property. Licensor is willing to grant Licensee such a license on the terms and conditions stated in this License Agreement.

        Therefore, in consideration of the agreements contained in this License Agreement and in the Asset Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.    Definitions.

  1.1
  "Affiliate" means with respect to any Person, any other Person that controls, is controlled by or is under common control with such Person.

  1.2
  "Homeland Security Market" means detection systems for use by domestic and foreign commercial, government and military customers for security related purposes including force protection for the Department of Defense, but in no event including any medical application.

  1.3
  "Non-Destructive Testing Market" means world-wide detection and inspection systems for use in government and commercial non-destructive evaluation of finished product or component quality, but in no event including any medical application.

  1.4
  "Person" means an individual, company, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated organization, or other entity, domestic or foreign, including a government or political subdivision or an agency or instrumentality thereof.

  1.5
  "X-Ray Target Technology" means the High Power X-ray Target Design technology identified in Schedule 3.9 of the Asset Purchase Agreement, and any technical information relating thereto.

  1.6
  All other capitalized terms not defined in this License Agreement have the meaning given them in the Asset Purchase Agreement.

2.    License Grants.

  2.1
  Exclusive License. Subject to the terms and conditions of this License Agreement, Licensor grants Licensee an irrevocable, exclusive (even as to Licensor), worldwide, fully paid license of the Intellectual Property solely for use in connection with the design, development, marketing, manufacturing, sales and service of products intended for use in the Homeland Security Market and the Non-Destructive Testing Market.

  2.2
  Non-exclusive License. Subject to the terms and conditions of this License Agreement, Licensor grants Licensee a non-exclusive, worldwide, fully paid license of the Intellectual Property for all uses other than (i) those referred to in Section 2.1 above and (ii) medical use or applications.

  2.3
  No further rights. Except as otherwise expressly stated in this License Agreement, Licensor retains all right, title and interest in and to the Intellectual Property.

  2.4
  Licenses to New Developments. Subject to the terms and conditions of this License Agreement, Licensee grants to Licensor (i) an exclusive, worldwide, fully paid license under any intellectual property rights that Licensee may obtain with respect to any modifications, improvements, enhancements or new developments (whether patentable or not) arising from the Intellectual Property ("Licensee Improvements") for medical uses or applications, and (ii) a non-exclusive, worldwide, fully paid license with respect to such Improvements for all uses other than those described in Section 2.1 above. Subject to the terms and conditions of this License Agreement, Licensor grants to Licensee (i) an exclusive, worldwide, fully paid license under any intellectual property rights that Licensor may obtain with respect to any modifications, improvements, enhancements or new developments (whether patentable or not) arising from the Intellectual Property ("Licensor Improvements") for use in connection with the design, development, marketing, manufacturing, sales and service of products intended for use in the Homeland Security Market and the Non-Destructive Testing Market, and (ii) a non-exclusive, worldwide, fully paid license with respect to such Improvements for all uses other than medical uses or applications. Notwithstanding the foregoing grant of licenses with respect to Licensor Improvements and Licensee Improvements, neither party shall have any obligation to advise the other party regarding the existence of such Improvements or to deliver any Improvement to the other party or any information or documentation with respect thereto.

3.    Patent Rights Subject to Reversion

  3.1
  For a period of one year commencing on the Closing Date (the "Filing Period"), Licensor shall have the right, in its sole discretion, to file one or more patent applications for any of the inventions included in the X-Ray Target Technology. If Licensor chooses to file a patent application during the Filing Period, it shall notify the Licensee of the filing of the patent application within thirty (30) days of the day the patent application is filed. If upon the expiration of the Filing Period Licensor has not filed a patent application for any invention included in the X-Ray Target Technology, Licensor hereby grants to Licensee the right, which right may be exercised in Licensee's sole discretion, at Licensee's sole cost and expense, to file a patent application for such invention at any time thereafter, but such application shall be solely within Licensee's fields of exclusivity as set forth in Section 2.1, unless otherwise agreed in writing by Licensor.

  3.2
  If at any time during the Filing Period, or following expiration of the Filing Period, but before publication of any patent application that Licensee may thereafter elect to file, either Licensor or Licensee intends, through commercialization or otherwise, to disclose subject matter pertaining to the X-Ray Target Technology, notice shall be provided to the other party not less than thirty (30) days prior to any such disclosure.

  3.3
  Nothing set forth in this Section 3 is intended to reduce or restrict the licenses granted to Licensee pursuant to Section 2 and any patents obtained by Licensor with respect to the X-Ray Target Technology shall be deemed Licensor Improvements.

  3.4
  In the event that Licensee is granted and exercises the right to file a patent application as set forth in Section 3.1, any resulting patent(s) shall be deemed Licensee Improvements and subject to the licenses granted to Licensor in Section 2.4.

4.    Warranties.

  4.1
  Negation. Licensee acknowledges that, before the effective date of this License Agreement, Licensee controlled the Intellectual Property, and that it is therefore reasonable for Licensor to not provide any representations or warrantees with respect to the Intellectual Property or the licenses granted in this License Agreement. LICENSOR THUS PROVIDES ALL RIGHTS GRANTED LICENSEE UNDER THIS LICENSE AGREEMENT AS IS, AS AVAILABLE, WHERE IS AND WITH ALL FAULTS. Among other things, Licensor disclaims any and all warranties, whether express or implied, including by not limited to any implied warranty of merchantability, of fitness for a particular purpose, of title, of non-infringement or arising out of any course of dealing.

  4.2
  No Indirect Liability. For the same reasons, Licensee acknowledges and agrees that Licensor shall have no liability for any special, consequential, lost profits, expectation, punitive or other indirect damages in connection with any claim arising out of or related to this License Agreement, including but not limited to damages for loss of business profits and/or business interruption, whether foreseeable or not, and whether grounded in tort (including negligence), strict liability, contract, or otherwise, even if Licensor has been advised of the possibility of such damages.

  4.3
  By Licensee. Licensee represents and warrants that it has full corporate power and authority and has taken all required corporate action necessary to permit it to execute and deliver and to carry out the terms of this License Agreement and none of such actions will violate any law, rule, regulation, statute or ordinance applicable to Licensee, violate any provisions of Licensee's Articles of Organization or By-Laws, each as amended, or result in any breach of, or default under, under any agreement, instrument, order or judgment to which Licensee is a party or by which any of its assets may be bound. Licensee further represents and warrants that this License Agreement constitutes the valid and legally binding obligation of Licensee enforceable against Licensee in accordance with its respective terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization and other general laws affecting the rights and remedies of creditors and general principles of equity, whether considered in a proceeding in equity or at law.

        5.    Indemnification.

  5.1
  Licensee agrees to indemnify, defend and hold Licensor, its Affiliates, and their respective officers, directors, employees and agents (collectively, the "Indemnitees") harmless from and against any claim of any kind and will pay any costs, damages and reasonable attorneys' fees incurred or attributable to such claim arising out of or related to the exercise of any rights granted Licensee under this License Agreement or the breach of this License Agreement by Licensee (except, in either case, to the extent attributable to Licensor's breach of this License Agreement or the Asset Purchase Agreement).

  5.2
  When making a claim for indemnification hereunder, the Indemnitee(s) shall notify Licensee of the claim in writing, describing the claim, the amount thereof, and the basis therefor. Licensee shall respond to each such claim within thirty (30) days of receipt of such notice. If such demand is based on a claim by a third party, Licensee shall have the right to assume control of the defense thereof, including at its own expense, employment of counsel satisfactory to the Indemnitee(s), and, in connection therewith, the Indemnitee(s) shall reasonably cooperate to make available to Licensee all pertinent information under its control.

    No settlement may be made by Licensee without the consent of Licensor, unless: i) such settlement only requires the payment of money damages and all such amounts are paid in full by Licensee; and ii) Licensor and the Indemnitee(s) are released from all claims of the relevant third party or parties. Licensor may, at its own expense, participate in any proceeding relating to any such claims as to which Licensee has assumed control pursuant to this License Agreement.

6.    Termination.

  6.1
  This License Agreement and the licenses granted by Licensor to Licensee hereunder may be terminated by Licensor for any material breach by Licensee (including but not limited to acting outside the scope of the licenses granted herein or breaching the limitations on assignment or transfer). Licensor shall have a period of sixty (60) days from the date it first learns of the breach to provide Licensee with written notice of the breach, such notice to include details of the alleged breach. Licensee shall than have sixty (60) days from the date it receives such notice to respond in writing to Licensor explaining why no breach has occurred or Licensee's plan to cure such breach. If after receiving such response, Licensor continues to believe a breach exists and/or agrees with Licensee's proposed plan to cure such breach, Licensee shall have sixty (60) days from receipt by Licensor of the Licensee's response to cure the breach. Nothing contained in this Section 5.1 shall limit or preclude Licensor from seeking immediate equitable relief in the event that Licensee acts outside the scope of the licenses granted or discloses Licensor's trade secrets.

  6.2
  Bankruptcy. If Licensee becomes the subject of a voluntary or involuntary petition in bankruptcy or of any proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, and such petition or proceeding is not dismissed within sixty (60) days after filing, Licensor may terminate the rights, licenses, immunities and covenants granted hereunder to Licensee upon thirty (30) days written notice of termination to Licensee.

7.    Miscellaneous.

  7.1
  Notices. All notices to a Party hereto shall be in writing and delivered in person or mailed by certified mail, return receipt requested, or sent by Federal Express with receipt showing acceptance signature, to such Party at its address set forth below (or such other address as it may from time to time designate in writing to the other Party):

      If to Licensor:
      Accuray Incorporated
      1310 Chesapeake Terrace
      Sunnyvale, CA 94089

      with a copy to:

      Ralph Pais
      Fenwick & West LLP
      801 California Street
      Mountain View, CA 94041

      If to Licensee:
      American Science and Engineering, Inc.

      with a copy to:
      Ropes & Gray LLP
      One International Place
      Boston, MA 02110
      Attention: David B. Walek

Notice shall be deemed given upon receipt, on the next business day in the case of Federal Express delivery, and on the third business day after mailing in the case of mailing.

  7.2
  Reasonable Assurances. Each Party agrees that it will execute and deliver, or cause to be executed and delivered, on or after the date of this License Agreement, all such other instruments and will take all reasonable actions as the other Party may reasonably request from time to time in order to effectuate the provisions and purposes of this License Agreement.

  7.3
  No Waiver. No waiver or failure to insist upon strict compliance with any obligation, covenant, agreement or condition of the License Agreement shall operate as a waiver of, or an estoppel with respect to any subsequent or other failure.

  7.4
  Amendments and Waivers. This License Agreement may be modified or amended only by a writing signed by the Parties. No waiver of any term or provision hereof shall be effective unless in writing signed by the Party waiving such term or provision.

  7.5
  Governing Law. This License Agreement shall be governed by, and construed in accordance with, the laws of the State of California, without regard as to principles of conflicts of law.

  7.6
  Headings, Interpretation. The headings in this License Agreement have been included solely for ease of reference and shall not be considered in the interpretation or construction of this License Agreement. All references herein to the masculine, neuter or singular shall be construed to include the masculine, feminine, neuter or plural, as appropriate.

  7.7
  Binding Effect and Benefits; Assignment. This License Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, successors and assigns. Notwithstanding the foregoing, in no event may Licensee assign this License Agreement (whether by operation of law, upon a change of control or otherwise) without the prior written consent of Licensor to any party that manufactures or sells products for medical uses or applications which have substantially similar purposes to those products manufactured or sold by the Licensor on the date hereof. Any attempted assignment, transfer or delegation, without such consent, will be void.

  7.8
  Entire Agreement. This writing embodies the entire agreement and understanding between the Parties with respect to the transaction contemplated herein and supersedes all prior discussions, understandings and agreements concerning such matters, except for the Asset Purchase Agreement, and other documents executed pursuant thereto, all of which agreements remain in full force and effect.

  7.9
  Counterparts. This License Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument, and any of the Parties hereto may execute this License Agreement by signing any such counterpart.

  7.10
  No Third Party Rights. This License Agreement is not intended and shall not be construed to create any rights in any Persons other than Licensor and Licensee and no Person shall assert any rights as third party beneficiary hereunder.

  7.11
  Expenses. Each Party shall bear the expenses incurred by it relating to the transactions contemplated by this License Agreement, including without limitation fees and expenses of counsel.

[Remainder of page left blank intentionally.]

        IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this License Agreement as a sealed instrument as of the date first above written.

ACCURAY INCORPORATED
By:	/s/ EUAN S. THOMSON
Name:	Euan S. Thomson
Title:	President and CEO
AMERICAN SCIENCE AND ENGINEERING, INC.
By:	/s/ ANTHONY R. FABIANO
Name: Anthony R. Fabiano
Title: President and CEO

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LICENSE AGREEMENT